Exhibit 10.5

LOAN CONVERSION AGREEMENT

This Loan Conversion Agreement (this “Agreement”) is entered into as of January 28, 2022 (the “Effective Date”), by and between ParaZero Technologies Ltd., an Israeli company (the “Company”); and Delta Drone International Ltd., an Australian company (“Parent”).

WHEREAS the Company has an outstanding debt to Parent in a total amount of AUD 10,401,411 (the “Conversion Amount”); and

WHEREAS Parent desires and agrees to convert the Conversion Amount into new share capital of the Company;

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the Parties hereto agree as follows:

1. Interpretation

The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2. The Investment

2.1	On the Effective Date the Company shall issue to the Parent 1,504,152 Ordinary Shares of the Company, of NIS 0.01 par value (the “Shares”), in consideration for an investment in the Company in an amount equal to the Conversion Amount (the “Investment Amount”).

2.2	The Shares issued to Parent hereunder shall be a fully-paid and non-assessable shares, free and clear of any liens, encumbrances, pledges, charges, levies, or such other rights to the benefit of third parties.

2.3	Payment of the Investment Amount by Parent to the Company shall be done by way of conversion and capitalization of the entire Conversion Amount.

2.4	Upon the issuance of the Shares to the Parent pursuant to the terms hereof, the entire Conversion Amount shall be deemed as fully discharged and repaid by the Company to the Parent.

3. Miscellaneous

3.1	This Agreement shall be governed by and construed according to the laws of the State of Israel.

3.2	Any dispute arising under or in relation to this Agreement shall be resolved in the competent court of Tel-Aviv Jaffa, Israel, to exclude the jurisdiction of any other court.

3.3	Each of the Parties shall take such actions, including the execution of further instruments, as may be necessary to give full effect to the provisions hereof and to the intent of the Parties hereto.

3.4	No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default therefore or thereafter occurring.

[SIGNATURE PAGE TO LOAN CONVERSION AGREEMENT]

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date first hereinabove set forth.

/s/ Eden Attias
ParaZero Technologies Ltd.

By:	Eden Attias
Title:	Director

EXECUTED by Delta Drone	)
International Ltd (CAN 618 678 701) in	)
Accordance with section 127(1) of the	)
Corporations Act 2001)

/s/ Eden Attias	/s/ Christopher Clark
Signature of Director	Signature of Director
Eden Attias	Christopher Clark
Name of Director	Name of Director